Exhibit 99.1

Sandbridge X2 Corp Amends Charter and Trust Agreement to Unwind
Before Year-End and Announces November 29, 2022 as Amended
Termination Date

NEW YORK, NY – On November 29, 2022, Sandbridge X2 Corp (“Sandbridge” or “the Company”) (NYSE: SBII.U and SBII) stockholders approved (i) an amendment to Sandbridge’s Amended and Restated Certificate of Incorporation (the “Charter”) (and the Charter, as amended, the “Second Amended and Restated Certificate of Incorporation”) and (ii) and an amendment to Sandbridge’s Investment Trust Management Agreement, dated March 9, 2021, by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee (the “Amendment to the Investment Trust Management Agreement”) to allow Sandbridge to permit the Company to redeem all of its outstanding Class A common stock, par value $0.0001 per share (the “Public Shares”) on or prior to December 15, 2022. The Company filed the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on November 29, 2022.

Following the implementation of the Second Amended and Restated Certificate of Incorporation and the Amendment to the Investment Trust Management Agreement, the Board set November 29, 2022 as the date by which the Company must consummate a business combination (the “Amended Termination Date”).

In connection with the approval and implementation of the Second Amended and Restated Certificate of Incorporation and the Amendment to the Investment Trust Management Agreement, the holders of 21,611,237 outstanding Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.09 per share, for an aggregate redemption amount of approximately $218,136,001.27 (the “Voluntary Redemption”). Following such redemptions, 2,206,464 Public Shares remain outstanding.

Due to the Company’s inability to consummate an initial business combination by the Amended Termination Date, the Company intends to redeem all Public Shares not elected to participate in the Voluntary Redemption substantially concurrently with the Voluntary Redemption (all such redemptions together, the “Post-Amendment Share Redemption”), at a per-share redemption price of approximately $10.09, and to dissolve and liquidate, each in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation.

Following the completion of the Post-Amendment Share Redemption, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. The Company’s initial stockholders have waived their redemption rights with respect to its outstanding shares of Class B common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Post-Amendment Share Redemption, delisting of the Company’s securities from NYSE and the proposed early wind-down of the Company. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Contact

Sandbridge X2 Corp.
(424)-208-8488
info@sandbridgecap.com